UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

ARCH THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a‑6(i)(1) and 0‑11.

ARCH THERAPEUTICS, INC.

235 Walnut Street, Suite 6

Framingham, MA 01702

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on September 29, 2022

Dear Stockholders of Arch Therapeutics, Inc.:

We are pleased to invite you to virtually attend the 2022 Annual Meeting of Stockholders (the “Meeting” or the “Annual Meeting”) of Arch Therapeutics, Inc., a Nevada corporation (the “Company,” “us,” “we” or “our”), to be held on September 29, 2022 at 10:00 a.m., Eastern Time. Due to concerns surrounding the ongoing COVID-19 pandemic and to assist in protecting the health and well-being of our stockholders and employees, the Meeting will be a virtual-format meeting, held online via the Internet. You will not be able to attend the Meeting in person.

Details of the business to be conducted at the Meeting are described in the Proxy Statement accompanying this Notice. Other detailed information about us and our operations, including our audited financial statements, are included in our Annual Report on Form 10-K for the year ended September 30, 2021 (the “Annual Report”), a copy of which is enclosed. We encourage you to read our Annual Report. It includes our audited financial statements and provides information about our business and services. We will begin mailing this Proxy Statement, copies of our Annual Report and all other related materials on or about August 31, 2022.

The enclosed proxy is solicited by the Board of Directors of the Company (the “Board” or the “Board of Directors”). The Meeting is being held to:

1.	elect four directors to our Board of Directors, each to serve until our 2023 Annual Meeting of Stockholders, or until his respective successor is elected and qualified (“Election of Directors”);

2.

approve a stockholder resolution to authorize the Board of Directors, in its sole and absolute discretion, without further action of the stockholders, to amend our Restated Articles of Incorporation, as amended (our “Charter” or “Articles of Incorporation”) to implement a reverse stock split of our common stock, par value $0.001 per share (the “Common Stock”), at a ratio of not less than 1-for-100 and not greater than 1-for-200 (the “Reverse Split Ratio”) at any time prior to September 29, 2023, with the exact ratio to be determined by the Board of Directors (the “Reverse Split”);

3.

approve, if and only if the Reverse Split is approved and implemented, an amendment to the Company’s Charter to effectively increase the number of authorized shares of Common Stock that remain outstanding following the consummation the Reverse Split by 300% (the “Authorized Share Increase”);

4.	approve, on an advisory basis, the compensation of our Named Executive Officers as described in this Proxy Statement;

5.	approve, on an advisory basis, how frequently stockholders believe we should conduct an advisory vote on the compensation of our Named Executive Officers;

6.

approve a proposal to grant discretionary authority to adjourn the Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Meeting to approve the Authorized Share Increase and/or the Reverse Split (the “Adjournment Proposal” and together with the Election of Directors, the Authorized Share Increase and the Reverse Split, the “Proposals”);

7.	ratify the appointment of Baker Tilly US, LLP (“Baker Tilly”) as our independent auditors for the fiscal year ending September 30, 2022; and

8.	vote upon such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Our Board has fixed the close of business on August 12, 2022 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. Only holders of record of our Common Stock at the close of business on the Record Date are entitled to notice of and to vote at the Meeting.

YOUR VOTES ARE IMPORTANT

All stockholders are cordially invited to virtually attend the Meeting. However, to ensure your representation at the Meeting, you are urged to vote by Internet, telephone or postal mail in advance of the Meeting, as promptly as possible. Submitting your votes in advance of the Meeting assures that a quorum will be present at the Meeting. Any stockholder attending the Meeting virtually may vote at the Meeting, even if he or she has returned a proxy prior to the Meeting.

Whether or not you expect to virtually attend the Meeting, we urge you to vote your shares in advance of the Meeting, as promptly as possible, by Internet, telephone or postal mail so that your shares may be represented and voted at the Meeting. If your shares are held in the name of a bank, broker, brokerage firm or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors has unanimously recommended that you vote “FOR” each of the Director nominees identified in Proposal No. 1, “FOR” having a vote every three years, on an advisory basis, on the compensation of our Named Executive Officers with respect to Proposal 5, and “FOR” Proposals 2, 3, 4, 6 and 7, each of which are described in detail in the accompanying Proxy Statement.

By Order of the Board of Directors, Terrence W. Norchi, MD President and Chief Executive Officer

August 29, 2022

Framingham, Massachusetts

ARCH THERAPEUTICS, INC.

PROXY STATEMENT

TABLE OF CONTENTS

PROXY STATEMENT

PROPOSAL 1	Election of Directors	5

PROPOSAL 2	An Amendment to Articles of Incorporation to Affect a Reverse Stock Split of our Issued and Outstanding and Authorized Common Stock	10

PROPOSAL 3	An Amendment to the Company’s Charter to Effectively Increase the Number of Authorized Shares of Common Stock that Remain Outstanding Following Consummation of the Reverse Split by 300%	17

PROPOSAL 4	Advisory Vote to Approve Executive Compensation	20

PROPOSAL 5	Advisory Vote to Approve the Frequency of Advisory Votes on Executive Compensation	21

PROPOSAL 6	Grant Of Discretionary Authority to Adjourn the Meeting, if Necessary, to Solicit Additional Proxies	22

PROPOSAL 7	Ratification of Appointment of Auditors	23

EXECUTIVE COMPENSATION		25

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS		30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS		32

ADDITIONAL INFORMATION		33

ARCH THERAPEUTICS, INC.

235 Walnut Street, Suite 6

Framingham, MA 01702

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (the “Board” or “Board of Directors”) of Arch Therapeutics, Inc., a Nevada corporation (the “Company”, “us”, “we”, “our”), for use at the Company’s 2022 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”). The Annual Meeting will take place in a virtual meeting format on September 29, 2022, 10:00 a.m., Eastern Time, or at such other time and place to which the Meeting may be adjourned or postponed and will be held exclusively via the Internet at http://www.virtualshareholdermeeting.com/ARTH2022.

Due to concerns surrounding the ongoing COVID-19 pandemic and to assist in protecting the health and well-being of our stockholders and employees, the Meeting will be a virtual-format meeting, held online via the Internet. You will not be able to attend the Meeting in person. Stockholders of record as of August 12, 2022, the record date for the Meeting (the “Record Date”), will be able to virtually attend the Meeting, regardless of location, by accessing http://www.virtualshareholdermeeting.com/ARTH2022 and using the control number located on the Notice.

We are calling the Meeting to seek the approval of our stockholders to:

●	to elect four directors to our Board of Directors, each to serve until our 2023 Annual Meeting of Stockholders, or until his respective successor is elected and qualified (“Election of Directors”);
●

approve of a stockholder resolution to authorize the Board of Directors of the Company (the “Board”), in its sole and absolute discretion, without further action of the stockholders, to amend our Restated Articles of Incorporation, as amended (our “Charter” or “Articles of Incorporation”) to implement a reverse stock split of our common stock, par value $0.001 per share (“Common Stock”), at a ratio of not less than 1-for-100 and not greater than 1-for-200 (the “Reverse Split Ratio”) at any time prior to September 29, 2023, with the exact ratio to be determined by the Board of Directors (the “Reverse Split”);

●

approve, if and only if the Reverse Split is approved and implemented, an amendment to the Company’s Charter to effectively increase the number of authorized shares of Common Stock that remain outstanding following the consummation the Reverse Split by 300% (the “Authorized Share Increase”);

●	approve, on an advisory basis, the compensation of our Named Executive Officers (“Say-on-Pay”);
●	approve, on an advisory basis, how frequently stockholders believe we should conduct an advisory vote on the compensation of our Named Executive Officers (“Say-on-Frequency”);
●

approve a proposal to grant discretionary authority to adjourn the Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Meeting to approve the Authorized Share Increase and the Reverse Split (the “Adjournment Proposal” and together with the Election of Directors, the Authorized Share Increase, the Reverse Split, Say-on-Pay and Say-on-Frequency, the “Proposals”);

●	ratify the appointment of Baker Tilly US, LLP (“Baker Tilly”) as our independent auditors for the fiscal year ending September 30, 2022; and
●	vote upon such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

Beginning on or about August 31, 2022, we mailed copies of this Proxy Statement, our Annual Report on Form 10-K for the year ended September 30, 2021 (the “Annual Report”) and other related materials to stockholders entitled to receive notice of and to vote at the Meeting. Please refer to these materials for instructions regarding virtual attendance at the Annual Meeting and how to submit your vote for the proposals described in this Proxy Statement. This Proxy Statement and the Annual Report are also both are available online at:  www.proxyvote.com.

Our Board believes that the Proposals are advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR each of the Directors nominated in Proposal 1, and FOR the Authorized Share Increase, the Reverse Split, Say-on-Pay, Say-on-Frequency, the Adjournment Proposal and Ratification of Appointment of Auditors.

Voting

The specific proposals to be considered and acted upon at our Annual Meeting are described in more detail in this Proxy Statement. Only stockholders of record at the close of business on the record date of August 12, 2022 are entitled to receive notice of the Meeting and to vote the shares of Common Stock that they held on that date at the Meeting, or at any postponement or adjournment of the Meeting. Holders of our Common Stock are entitled to one vote per share on each matter to be voted upon. All stockholders as of the record date, or their duly appointed proxies, may attend the Meeting. As of the record date, we had 249,886,370 outstanding shares of Common Stock.

Quorum

The presence virtually at the Meeting, in person or by proxy, of the holders of 33 1/3rd percent (33.3333%) of our Common Stock outstanding on the record date will constitute a quorum for our Meeting. Signed proxies received but not voted and broker non-votes will be included in the calculation of the number of shares considered to be present at the Meeting.

Required Vote for Approval

The holders of 33 1/3rd percent (33.3333%) of our Common Stock outstanding on the record date must be present, in person or by proxy, at the Meeting in order to have the required quorum for the transaction of business. Pursuant to Nevada corporate law, abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present.

Assuming that a quorum is present, the following votes will be required:

●

Proposal No. 1: Election of Directors. The four (4) Director nominees who receive the greatest number of votes cast at the Annual Meeting by the shares present, either in person or by proxy, and entitled to vote will be elected to serve on our Board of Directors until our 2023 Annual Meeting of Stockholders, or until his successor is duly elected and qualified. Directors are elected by a plurality of the votes cast, either present or represented by proxy, and entitled to vote at the Annual Meeting.

●

Proposal No. 2: Reverse Stock Split. For the approval of a stockholder resolution to authorize the Company’s Board of Directors to amend our Charter to implement a reverse stock split of our Common Stock at a ratio of not less than 1-for-100, but not greater than 1-for-200, at any time prior to September 29, 2023, with the exact ratio to be determined by the Board of Directors (the “Reverse Split”), the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this proposal.

●

Proposal No. 3: Amendment to the Company’s Restated Articles of Incorporation to Increase the Authorized Common Stock.  Following consummation of the Reverse Split, we will have effectively reduced the number of authorized shares of Common Stock. On August 11, 2022, our Board unanimously approved an amendment to our Charter to effectively increase the number of authorized shares of Common Stock that remain outstanding following the consummation the Reverse Split by 300% (the “Authorized Share Increase”). Pursuant to our Charter, our Amended and Restated Bylaws and the Nevada Revised Statutes, the Authorized Share Increase must be approved by holders of a majority of our outstanding voting securities before taking effect. A copy of the Amendment to our Charter is attached to this Proxy Statement as Appendix A. The affirmative “FOR” vote of a majority of our outstanding voting securities entitled to vote as of the Record Date is required to approve this proposal.

●

Proposal No. 4: Advisory Vote to Approve Executive Compensation. This proposal calls for a non-binding, advisory vote regarding the compensation paid to our Named Executive Officers (the “Say-on-Pay Vote”). Accordingly, there is no "required vote" that would constitute approval. However, our Board of Directors, including our Compensation Committee, values the opinions of our stockholders and will consider the result of the vote when making future decisions regarding our executive compensation policies and practices.

●

Proposal No. 5: Advisory Vote to Approve the Frequency of Advisory Votes on Executive Compensation. The advisory vote to approve the frequency of the advisory votes on executive compensation is not binding on us, our board of directors, or management. A stockholder may vote to set the frequency of the “say on pay” vote to occur “EVERY YEAR”, “EVERY TWO YEARS, “EVERY THREE YEARS”, or the stockholder may vote to “ABSTAIN”. The choice among those four choices that receives the highest number of votes will be deemed the choice of the stockholders.

●

Proposal No. 6: Authority to Adjourn the Meeting. The affirmative “FOR” vote of a majority of the shares present in person or by proxy at the Meeting and entitled to vote is required to grant us discretionary authority to adjourn the Meeting, if necessary, to solicit additional proxies in the event that there are not sufficient votes at the time of the Meeting to approve the proposals.

●

Proposal No. 7: Ratification of Appointment of Auditors. To ratify the appointment of Baker Tilly as our independent auditors for the fiscal year ending September 30, 2022, the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” this Proposal.

Holders of our Common Stock will not have any dissenters’ rights of appraisal in connection with any of the matters to be voted on at the Meeting.

Attendance at Virtual Annual Meeting

Both stockholders of record and stockholders who hold their shares in “street name” (as defined below) will need to register to be able to attend the Meeting, vote their shares during the Meeting live via the internet by following the instructions below.

If you are a shareholder of record, you must:

●

Follow the instructions provided on your Notice to first register at http://www.virtualshareholdermeeting.com/ARTH2022. You will need to enter your name, phone number, Control Number (included on your Notice), and e-mail address as part of the registration, following which you will receive an e-mail confirming your registration, as well as the password to attend the Meeting.

●

On the day of the Meeting, if you have properly registered, you may enter the Meeting by clicking the “Join Webinar” button on the Meeting invite that you received via e-mail along with the password provided in that e-mail (you will need the Control Number included on your Notice if you wish to vote).

	●	If you wish to vote your shares electronically at the Meeting, there will be a live link provided during the Meeting (you will need the Control Number included on your Notice to vote).
If your shares are held in a “street name,” you must:
	●	Obtain a legal proxy from your broker, bank, or other nominee.
	●	Register at http://www.virtualshareholdermeeting.com/ARTH2022 following instructions on the Notice you received.

On the day of the Meeting, if you have properly registered, you may enter the Meeting by logging in using the password you received via e-mail in your registration confirmation at http://www.virtualshareholdermeeting.com/ARTH2022. (you will need the Control Number assigned to you in your registration confirmation e-mail). If you wish to vote your shares electronically at the Meeting, there will be a live link provided during the Meeting (you will need the Control Number assigned to you in your registration confirmation e-mail to vote).

Further instructions on how to attend the Meeting live via the internet, including how to vote your shares electronically at the Meeting are posted on http://www.virtualshareholdermeeting.com/ARTH2022. The Meeting will begin, live via the internet, promptly on September 29, 2022 at 10:00 a.m. Eastern Time. We encourage you to access the Meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.

Voting Before the Meeting:

You can vote on matters that come before the Meeting by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid envelope; (ii) calling toll-free at the telephone number indicated on the Notice; or (iii) using the internet in accordance with the instructions set forth on the Notice.

If you are a stockholder of record, to submit your proxy by mail, by telephone or vote via the Internet, follow the instructions on the Notice. If you hold your shares in street name, you may vote by mail, by telephone or via the Internet as instructed by your broker, bank or other nominee.

Your shares will be voted as you indicate on your proxy card. If you sign and return your proxy but you do not indicate your voting preferences, and with respect to any other matter that properly comes before the Meeting, the individuals named on the proxy card will vote your shares in accordance with the recommendations of the Board, or if no recommendation is given, in their own discretion.

Voting During the Meeting:

If you attend the Meeting live via the internet and prefer to vote during the Meeting, you may do so even if you have already voted your shares by proxy. If you wish to vote your shares electronically at the Meeting, there will be a live link provided during the Meeting. See above, “How do I attend and vote shares at the Meeting?”.

Even if you plan to attend the Meeting live via the Internet, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted if you later decide not to attend the Meeting live via the Internet.

Revocation of Proxies

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised by filing a notice of revocation with the Secretary of the Company, sending in another duly executed proxy bearing a later date; or attending the Meeting live via the Internet and casting your vote by following the procedures described above.

For purposes of submitting your vote online before the Meeting, you may change your vote until 11:59 p.m. eastern time at http://www.virtualshareholdermeeting.com/ARTH2022 on September 28, 2022. At this this deadline, the last vote submitted will be the vote that is counted.

If you hold shares of Common Stock through a stockbroker, bank or other nominee rather than directly (that is, in “street name”), please follow their directions on how to revoke previously submitted instructions relating to your shares.

Abstentions and Broker Non-Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. An abstention is the voluntary act of not voting by a stockholder who is present at a meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner. If you hold your shares in “street name” through a broker, brokerage firm or other nominee, your broker, brokerage firm or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. If you do not give your broker, brokerage firm or nominee specific instructions regarding such matters, your proxy will be deemed a “broker non-vote.”

As noted above, the four director nominees identified under Proposal No. 1 who receive the most votes at the Annual Meeting will be elected to serve on our Board of Directors until our 2023 Annual Meeting of Stockholders, or until his successor is duly elected and qualified, thus abstentions and broker non-votes will have no effect on the outcome of Proposal No. 1.

Under Nevada law and our Amended and Restated Bylaws, each other matter will be determined by the vote of the holders of a majority of the voting power present or represented by proxy at the Annual Meeting. For these matters, abstentions and any broker non-votes cast will not be counted as votes in favor of such proposals, and will also not be counted as shares voting on such matters.

Meeting Adjournment

Under the Company’s Amended and Restated Bylaws, a meeting of stockholders may be adjourned by vote of the holders of a majority of the shares represented in person or by proxy at such meeting if there is a not a quorum, and by the person presiding over any meeting of stockholders, which will generally be the Chairman of the Board of Directors.

In addition, the Bylaws also authorize the Board of Directors to adopt by resolution such rules and regulations for the conduct of stockholder meetings as the Board of Directors shall deem appropriate.

Pursuant to that authority, the Company’s officers have been authorized to adjourn the Meeting at any time up to and including the Meeting date for up to thirty (30) days to enable the solicitation of additional proxies in favor of the proposals.

Solicitation

We are soliciting this proxy on behalf of our Board and will pay all expenses associated therewith. Some of our officers, directors and other employees also may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or other electronic means.

We have also retained Alliance Advisors LLC to assist it in the solicitation of proxies and the hosting of our virtual Special Meeting. Alliance Advisors LLC will solicit proxies our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above and provide the infrastructure to host and manage the Special Meeting. Alliance Advisors LLC will receive a fee of $9,000, plus approved and reasonable out of pocket expenses, for its services for the solicitation of the proxies and the hosting of our Special Meeting. We have also agreed to indemnify Alliance Advisors LLC against certain claims.

Whom You Should Call with Questions:

If you have further questions, you may contact the Company’s proxy solicitor, Alliance Advisors, LLC at:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor, Bloomfield, NJ 07003

(855) 973-0093

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our Bylaws provide that our Board shall consist of not less than one, nor more than twelve directors, and that upon any change in the number of directors, any newly created directorships or eliminated directorships shall be apportioned by the remaining members of the Board or by stockholders.

Our Board currently consists of four directors. Each of the Board’s four current directors are nominated for election at the Meeting to serve until our next annual meeting of stockholders, or until his successor is duly elected and qualified. Each nominee has confirmed that he or she is able and willing to continue serving as a director if elected. If any of the nominees becomes unable or unwilling to serve, your proxy will be voted for the election of a substitute nominee recommended by the current Board.

Upon recommendation of the members of its Corporate Governance and Nominating Committee, the Board has nominated the following directors for election at our Annual Meeting:

Dr. Terrence W. Norchi President, Chief Executive Officer and Chairman of the Board of Directors	Punit Dhillon Independent Director

Dr. Guy L. Fish Independent Director	Laurence Hicks Independent Director

Vote Required and Board Recommendation

Directors are elected by a plurality of the votes cast, either present or represented by proxy, and entitled to vote at the Meeting. The four nominees receiving the highest number of affirmative votes will be elected to serve on our Board of Directors until our 2023 Annual Meeting of Stockholders, or until his successor is duly elected and qualified. Abstentions and broker non-votes will not effect the outcome of the election of the nominees.  Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the election of the nominees.

The Board recommends that the stockholders vote “FOR” the election of Drs. Norchi and Fish and Messrs. Dhillon and Hicks.

The following sections sets forth certain information regarding the nominees for election as directors of the Company. There are no family relationships between any of the directors and the Company’s executive officers.

BOARD OF DIRECTORS

Director Nominee Qualification and Experience

Dr. Terrence W. Norchi. Terrence W. Norchi, MD, our co-founder, serves as our President and Chief Executive Officer, and Chairman of the Board. Dr. Norchi also served as our Interim Chief Financial Officer through June 26, 2013. Dr. Norchi has served in similar positions since co-founding ABS, our predecessor company in 2006. Prior to ABS, Dr. Norchi was a portfolio manager of one of the world’s largest healthcare mutual funds and a pharmaceutical analyst at Putnam Investments from April 2002 to September 2004. Prior to that, he served as the senior global biotech and international pharmaceutical equity analyst at Citigroup Asset Management, and as a sell-side analyst covering non-U.S. pharmaceutical equities at Sanford C. Bernstein in New York City. Dr. Norchi earned an M.B.A. from the Massachusetts Institute of Technology, Sloan School of Management in 1996. Dr. Norchi earned an M.D. degree in 1990 from Northeast Ohio Medical University and completed his internal medicine residency in 1994 at Baystate Medical Center, Tufts University School of Medicine, where he was selected to serve as the Chief Medical Resident. Dr. Norchi brings to our Board of Directors and management team invaluable experience and knowledge of our core technology and proposed product candidates as a result of his first-hand experience with the development of that technology, having ushered it from the research laboratory to its current stage of development. His investing experience as a former public company analyst and a portfolio manager provides further insights and value as the company advances toward commercialization. Dr. Norchi serves on the Board of Advisors of the Boston Museum of Science.

We selected Dr. Norchi to serve as our Chairman of the Board due to his i) overall knowledge related to the Company’s self-assembling peptide technology platform, ii) established leadership in the advancement and protection of the Company’s intellectual property portfolio, and iii) deep relationships and credibility within the wound care and biosurgery market segments necessary to drive awareness, utilization and further development of the Company’s current and prospective product candidates.

Punit Dhillon. Mr. Dhillon joined our Board of Directors in July 2018. Mr. Dhillon was appointed CEO and Chair of Skye Bioscience, Inc. (OTCQB: SKYE) in August 2020 and brings over 20 years of global industry experience to Arch’s Board. He is the co-founder and former President & CEO of OncoSec Medical Incorporated (NASDAQ: ONCS), a leading biopharmaceutical company developing cancer immunotherapies for the treatment of solid tumors, where he served as an Executive until March 2018 and a Director until February 2020. Prior to that, Mr. Dhillon served as Vice President of Finance and Operations at Inovio Pharmaceuticals, Inc. (NASDAQ: INO), a DNA vaccine development company, from September 2003 until March 2011. Mr. Dhillon is also a director and Audit Committee Chair of Emerald Health Therapeutics, Inc. (CSE: EMH). Collectively, he has led and assisted in raising over $500 million through financings, M&A deals and several licensing and development transactions with large pharma including with Merck, BMS and Pfizer. Mr. Dhillon also co-founded and is the Director of the YELL Canada, a registered Canadian charity that partners with schools to support entrepreneurial learning. Mr. Dhillon holds a BA (Honours) in Political Science and a minor in Business Administration from Simon Fraser University. Mr. Dhillon’s experience in the medical device and life sciences industry provide value to his role as a member of the Board.

We selected Mr. Dhillon to serve on our Board due to his qualification as a financial expert, experience as a leader, C-level executive and director of technology-driven early-stage biotechnology public companies, as well as his expertise related to helping the Company to raise capital and implement operations systems and tools.

Laurence Hicks. Mr. Hicks joined our Board of Directors in September 2021. He has been the chief executive officer of Healthcare Components Group, a global manufacturer of OEM and replacement parts used for the manufacture and repair of medical devices, since 2021. From 2016 until 2021, when it merged into Healthcare Components Group, Mr. Hicks was chief executive officer of 2506052 Ontario Inc., a holding company for American Optics, Endoscopy Replacement Parts and Micro Optics Europe, which sell components used in the manufacturing and repair of endoscopes worldwide. He has held medical device leadership roles at ACMI, Karl Storz Endoscopy and NeuroTherm. Mr. Hicks’ experience in the medical device industry provides value to his role as a member of the Board.

We selected Mr. Hicks to serve on our Board due to his track record of growing, capitalizing, and providing shareholders with a return on investment in healthcare and medical technologies. His strategic insight and experience provide the Board and management with critical insight necessary to create value in connection with the Company’s mission.

Dr. Guy L. Fish. Dr. Fish joined our Board of Directors in December 2021. He is currently employed by the Greater Lawrence Family Health Centers, a nationally recognized Federally Qualified Health Center, where he has served as the Chief Executive Officer since 2021. Dr. Fish is also the President and Co-Founder of Ivy Consulting Partners, Inc., a boutique consultancy focused on healthcare, corporate and leadership development, and business strategy, a role he has held since 1999. Dr. Fish served as the Chief Executive Officer at Cellanyx LLC, a cancer diagnostic company, from 2019 to 2020. From 2002 to 2021, Dr. Fish served in various executive positions at Fletcher Spaght, Inc., a strategy management firm focused on health care innovator companies. From 2006 to 2019, Dr. Fish served as an investor and Senior Vice President at Fletcher Spaght Ventures. Dr. Fish has served as a member of the board of directors of Etiometry, Inc. since 2019, PhaseBio Pharmaceuticals, Inc. (NASDAQ:PHAS) from 2009 to 2018, and Metabolon, Inc. from 2010 to 2017. Dr. Fish holds an MBA degree from Yale University School of Management and a M.D. degree from Yale University School of Medicine. Dr. Fish holds a bachelor’s degree in biochemistry from Harvard University. The Company believes that Dr. Fish is qualified to serve on the Board as a result of his extensive leadership experience in the medical field, as well as his record of accomplishment in business strategy and operations.

We selected Dr. Fish to serve on our Board due to his unique experience throughout the healthcare industry including service as i) a practicing physician, ii) sell-side analyst at a leading research facility, iii) buy-side investor for an established healthcare venture capital operation, and iv) chief executive of a community-based healthcare system. The Board believes the breadth of Dr. Fish’s experiences will enable him to add value to the Company in connection with his service as a director.

Compensation of Directors

On March 23, 2014, our Board of Directors adopted a director compensation policy for non-employee directors. That policy provides that effective the first calendar quarter of 2014, the person serving as the Chairman of our Board of Directors receives an aggregate annual cash fee of $190,000 for that chairperson role, and all other non-employee directors receive an annual cash fee of $50,000.

The following table summarizes all compensation paid to our non-employee directors during the fiscal year ended September 30, 2021:

Director Compensation Table

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
	($)	($)	($)	($)	($)
James R. Sulat (1)	37,500	—	39,350	—	76,850

Punit Dhillon (2)	50,000	—	39,350	—	89,350

Laurence Hicks (3)	—	—	19,675	—	19,675

(1)

Mr. Sulat was appointed as a member of the Board on August 19, 2015. The aggregate number of shares of Common Stock underlying option awards outstanding as of September 30, 2021 held by Mr. Sulat was 1,440,000.

(2)

Mr. Dhillon was appointed as a member of the Board on July 19, 2018. The aggregate number of shares of Common Stock underlying option awards outstanding as of September 30, 2021 held by Mr. Dhillon was 1,000,000.

(3)

Mr. Hicks was appointed as a member of the Board on September 27,2021. The aggregate number of shares of Common Stock underlying option awards outstanding as of September 30, 2021 held by Mr. Hicks was 250,000.

Term of Office

Pursuant to our Bylaws, each member of the Board serves from the date they are duly elected and qualified, until the Company’s following annual meeting of stockholders or until their death, resignation or removal from office.

Director Independence

Our Board of Directors has determined that Messrs. James R. Sulat, Punit Dhillon and Laurence Hicks would qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). Further, although we have not established separately designated audit, nominating or compensation committees, Messrs. Sulat, Dhillon and Hicks would qualify as “independent” under Nasdaq Listing Rules applicable to all such board committees. Dr. Norchi would not qualify as “independent” under Nasdaq Listing Rules applicable to the Board of Directors generally or to separately designated board committees because he currently serves as our President and Chief Executive Officer.

Board Structure

The Board does not have a policy regarding the separation of the roles of the Chief Executive Officer and Chair of the Board, as the Board believes it is in the best interest of the Company and its stockholders to make that determination based on the position and direction of the Company and the membership of the Board, from time to time. Currently, Dr. Norchi serves as both the Chief Executive Officer and as Chair of the Board. At this time, the Board believes that these combined roles are beneficial to both the daily operations of the Company and the strategic perspective of the Board.

Family Relationships

On July 20, 2018, the Company announced that the Board appointed Punit Dhillon, the co-founder and former President and CEO of OncoSec Medical Incorporated (“OncoSec”), a biotechnology company pioneering new technologies to stimulate the body’s immune system to target and attack cancer, as a director of the Company effective on July 19, 2018. Mr. Dhillon is the nephew of Dr. Avtar Dhillon, who was previously Chairman of the Board of Directors of the Company, was previously a member of the board of directors of OncoSec, and chairman of the board of directors of Emerald Health Sciences, Inc.

Audit Committee

Our Board of Directors has not established a separate standing audit committee within the meaning of Section 3(a)(58)(A) of the Exchange Act. Instead, the entire Board of Directors presently acts as the audit committee within the meaning of that section and will continue to do so upon the appointment of any new directors until such time as a separate standing audit committee has been established. Our Board of Directors has determined that each member is an “audit committee financial expert” as defined by applicable SEC rules.

Board Risk Oversight

Our Board administers its oversight function through both regular and special meetings and by frequent telephonic updates with our senior management. A key element of these reviews is gathering and assessing information relating to risks of our business. All businesses are exposed to risks, including unanticipated or undesired events or outcomes that could impact an enterprise’s strategic objectives, organizational performance and stockholder value. A fundamental part of risk management is not only understanding such risks that are specific to our business, but also understanding what steps management is taking to manage those risks and what level of risk is appropriate. In setting our business strategy, our Board assesses the various risks being mitigated by management and determines what constitutes an appropriate level of risk.

Board Meetings

The Board held six meetings during the year ended September 31, 2021, supplemented by numerous additional discussions by and among a majority of the Board, and numerous actions effectuated by unanimous written consent in lieu of a formal motion and vote during an official meeting. In 2021, incumbent directors attended 100% of the aggregate number of meetings of the Board. The Board also holds independent executive sessions without members of management on an as-needed basis.

Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, principal executive officer, principal financial officer, principal accounting officer and all of our other officers and employees and can be found on our website, http://www.archtherapeutics.com on our “Corporate Governance” webpage, which can be accessed from the “Investors” tab of our website. We will also provide a copy of our code of business conduct and ethics to any person without charge upon his or her request. Any such request should be directed to our Chief Financial Officer at 235 Walnut Street, Suite 6, Framingham, Massachusetts 01702. We intend to make all required disclosures concerning any amendments to or waivers from our code of business conduct and ethics on our website.

Exclusion of Liability

The Nevada Business Corporation Act excludes personal liability for directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit. This exclusion of liability does not limit any right that a director may have to be indemnified and does not affect any director's liability under federal or applicable state securities laws.

Stockholder Communications

If you wish to communicate with the Board, you may send your communication in writing to:

Arch Therapeutics, Inc.

235 Walnut Street, Suite 6

Framingham, MA 01702

Attn: Corporate Secretary

You must include your name and address in the written communication and indicate whether you are a stockholder of the Company. The Corporate Secretary will review any communication received from a stockholder, and all material and appropriate communications from stockholders will be forwarded to the appropriate director or directors of the Board based on the subject matter.

PROPOSAL NO. 2

AMENDMENT TO ARTICLES OF INCORPORATION TO AFFECT A REVERSE STOCK SPLIT OF OUR ISSUED AND OUTSTANDING AND AUTHORIZED COMMON STOCK

General

Our Board of Directors has determined that it is advisable and in the Company’s and its stockholders’ best interests that our Board of Directors be granted the authority to implement the Reverse Split of both the issued and outstanding and of the authorized shares of our Common Stock at any time on or prior to September 29, 2023, at a ratio between one-for-one hundred (1:100) and one-for-two hundred (1:200), (the “Reverse Split”). A vote for this Proposal No. 2 will constitute approval of an amendment to our Charter that, once filed with the Office of the Secretary of State of Nevada, will combine between one hundred (100) and two hundred (200) shares of our Common Stock into one share of Common Stock, and will grant the Board of Directors the authority to determine, in its sole discretion, whether or not to implement the Reverse Split, as well as its specific timing, and to select which of the approved Reverse Split ratios within that range will be implemented.

If this Proposal No. 2 is approved by stockholders, the Board of Directors will have the authority, but not the obligation, in its sole and absolute discretion, and without further action on the part of the stockholders, to select one of the approved split ratios and effect the approved Reverse Split by filing the Amendment with the office of the Secretary of State of Nevada at any time after the Board’s approval of the Reverse Split. If the Amendment has not been filed with the Nevada Secretary of State by the close of business on September 29, 2023, the Board will abandon the Amendment.

Our Board of Directors reserves the right to elect to abandon the Reverse Split if it determines, in its sole discretion, that the Reverse Split is no longer in the best interests of the Company and our stockholders.

If implemented, the Reverse Split will not change the par value of our Common Stock. Except for any changes as a result of the treatment of fractional shares, each stockholder will hold the same percentage of Common Stock outstanding immediately following to the Reverse Split as such stockholder held immediately prior to the Reverse Split.

Purpose and Background of the Reverse Stock Split

Our primary objective in proposing the Reverse Split is to attempt to raise the per share trading price of our Common Stock in order to gain listing on the NASDAQ or NYSE MKT exchange (in either case, an “Exchange”). Before our Common Stock may be listed on an Exchange, we must satisfy certain listing requirements. One of these listing requirements is that our Common Stock must have a minimum bid price of $5.00 per share. On August 26, 2022, the closing price of our Common Stock on the OTC Bulletin Board was $0.0273 per share.

We anticipate that the Reverse Split will increase the per share bid price per share of our Common Stock above $5.00, and thereby satisfy one of the Exchange’s listing requirements. However, we cannot be certain that the Reverse Split will, initially or in the future, have the intended effect of raising the bid price of our Common Stock above $5.00 per share.

In addition to our desire to be listed on an Exchange, the Board of Directors believes that the low market price of our Common Stock impairs our marketability and acceptance by institutional investors and other members of the investing public and creates a negative impression of the Company. Theoretically, decreasing the number of shares of Common Stock outstanding should not, by itself, affect the marketability of the shares, the type of investor who would be interested in acquiring them, or our reputation in the financial community. In practice, however, many investors and market makers consider low-priced stocks as unduly speculative in nature and, as a matter of policy, avoid investment and trading in such stocks. The presence of these negative perceptions may adversely affect not only the pricing of our Common Stock but also the trading liquidity. In addition, these perceptions may affect our commercial business and our ability to raise additional capital through equity and debt financings.

We expect that the anticipated increase in the per share trading price resulting from the Reverse Split will encourage greater interest in our Common Stock among members of the financial community and the investing public and possibly create a more liquid market for our stockholders. However, the possibility exists that stockholder liquidity may be adversely affected if the Reverse Split is affected, particularly if the price per share of our Common Stock begins a declining trend after the Reverse Split takes effect.

Certain Risk Factors Associated with the Reverse Split

Reduced Market Capitalization. As noted above, the principal purpose of the Reverse Split, if implemented, will be to raise the price of our Common Stock to obtain a listing on an Exchange. We cannot assure you, however, that the Reverse Split will accomplish this objective. While we expect that the reduction in our outstanding shares of Common Stock will increase the market price of our Common Stock, we cannot assure you that the Reverse Split will increase the market price of our Common Stock by a multiple equal to the number of pre-Reverse Split shares in the Reverse Split ratio determined by the Board of Directors, or result in any permanent increase in the market price, which can be dependent upon many factors, including our business and financial performance and prospects. Should the market price decline after implementation of the Reverse Split, the percentage decline may be greater, due to the smaller number of shares outstanding, than it would have been prior to the Reverse Split. In some cases, the share price of companies that have implemented reverse stock splits has subsequently declined back to pre-reverse split levels. Accordingly, we cannot assure you that the market price of our Common Stock immediately after the Reverse Split takes effect will be maintained for any period of time or that the ratio of post and pre-split shares will remain the same after the Reverse Split is effected, or that the Reverse Split will not have an adverse effect on our stock price due to the reduced number of shares immediately outstanding after the Reverse Split and prior to the Authorized Share Increase. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If the per share price does not increase proportionately as a result of the Reverse Split, then our overall market capitalization will be reduced.

Increased Transaction Costs. The number of shares held by each individual stockholder will be reduced if the Reverse Split is implemented. This will increase the number of stockholders who hold less than a “round lot,” or 100 shares. Typically, the transaction costs to stockholders selling “odd lots” are higher on a per share basis. Consequently, the Reverse Split could increase the transaction costs to existing stockholders in the event they wish to sell all or a portion of their position.

Liquidity. Although the Board of Directors believes that the decrease in the number of shares of our Common Stock outstanding as a consequence of the Reverse Split and the anticipated increase in the price of our Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for our stockholders, such liquidity could also be adversely effected by the reduced number of shares outstanding after the Reverse Split.

No Appraisal Rights

Under the Nevada General Corporation Law, our stockholders are not entitled to appraisal rights with respect to the Reverse Split, and the Company is not independently providing and has not so provided stockholders with any such right.

Determination of the Ratio for the Reverse Stock Split

The ratio of the Reverse Split will be determined by the Board of Directors, in its sole discretion. However, the ratio will not be less than a ratio of one-for-one hundred (1:100) or exceed a ratio of one-for-two hundred (1:200). In determining the Reverse Split ratio, the Board of Directors will consider numerous factors, including the historical and projected performance of our Common Stock, prevailing market conditions and general economic trends, and will place emphasis on the expected closing price of our Common Stock in the period following the effectiveness of the Reverse Split. The Board of Directors will also consider the impact of the Reverse Split ratio on investor interest. The purpose of selecting a range is to give the Board of Directors the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. Based on the number of shares of Common Stock issued and outstanding as of the Record Date, immediately following completion of the Reverse Split, and before implementation of the Authorized Share Increase, we will have approximately between 2,498,864 and 1,249,432 shares of Common Stock issued and outstanding, and between 8,000,000 and 4,000,000 shares of Common Stock authorized, depending on the ratio of the Reverse Split determined by the Board of Directors.

Principal Effects of the Reverse Stock Split

The Reverse Split will effect all of our stockholders uniformly and will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible changes due to the treatment of fractional shares resulting from the Reverse Split. As described below, stockholders holding fractional shares after the Reverse Split will be entitled to cash payments in lieu of such fractional shares. Common Stock issued and outstanding pursuant to the Reverse Split will remain fully paid and non-assessable. The authorization for the Board to implement the Reverse Split is not being proposed in response to any effort, of which we are aware, to accumulate shares of Common Stock or obtain control of the Company, nor is it part of a plan by management to recommend to the Board and stockholders a series of amendments to our Articles of Incorporation.

The following table sets forth the approximate number of issued and outstanding shares of Common Stock, and net income per share for the year ended September 30, 2021, in the event of a 1:100 to 1:200 Reverse Split:

	Current	After a 1:100 Reverse Split	After a 1:125 Reverse Split	After a 1:150 Reverse Split	After a 1:175 Reverse Split	After a 1:200 Reverse Split
Common Stock authorized (1)	800,000,000	8,000,000	6,400,000	5,333,333	4,571,429	4,000,000
Common Stock outstanding	249,886,370	2,498,864	1,999,091	1,665,909	1,427,922	1,249,432
Number of shares of Common Stock reserved for issuance (2)(3)	300,877,634	3,008,776	2,407,021	2,005,851	1,719,301	1,504,388
Number of shares of Common Stock authorized but unissued and unreserved	249,235,997	2,492,360	1,993,888	1,661,573	1,424,206	1,246,180
Net income (loss) applicable to Common Stock per share for the year ended September 30, 2021	$(0.02)	$(2.50)	$(3.12)	$(3.75)	$(4.37)	$(4.99)

(1)

The number of shares of Common Stock we are authorized to issue under our Charter will be reduced by the Reverse Split Ratio approved by the Board, which number shall be increased by 300% subject to approval of Proposal No. 3 described in this Proxy Statement.

(2)

In the case of the derivative securities listed in footnote (3) below, including employee stock options issued under the Company’s 2013 Stock Incentive Plan, warrants and convertible debt securities, including the Senior Secured Convertible Promissory Notes issued in July 2022 (the “2022 Notes”), the number of shares of Common Stock issuable upon exercise or conversion of such derivative securities shall be adjusted into a smaller number of shares of Common Stock in the event the Board determines to implement the Reverse Split, according to the Reverse Split Ratio to be determined by the Board.

(3)

Includes (i) options granted to employees, directors and consultants under our 2013 Stock Incentive Plan (the “2013 Plan”) to purchase up to an aggregate of 22,490,196 shares of Common Stock at exercise prices ranging from $0.0605 to $0.65 per share and with a weighted average exercise price of $0.28 per share; (ii) 145,985 shares of Common Stock issuable upon the exercise of outstanding warrants issued to the Massachusetts Life Sciences Center (“MLSC”), with an exercise price of $0.274 per share (the “MLSC Warrant”); (iii) 6,802,500 shares of Common Stock issuable upon the exercise of our Series G Warrants (“Series G Warrants”) at an exercise price of $0.70 per share; (v) 8,615,384 shares of Common Stock issuable upon the exercise of our Series H Warrants (“Series H Warrants”) issued in our registered direct financing that closed on July 2, 2018 (the “2018 Registered Direct Financing”) at an exercise price of $0.40 per share; (vi) 14,285,714 shares of Common Stock issuable upon the exercise of our Series I Warrants (“Series I Warrants”) that were issued to the investors in our registered direct offering that closed on October 18, 2019 (the “2019 Registered Direct Offering”) at an exercise price of $0.22 per share; (vii) 1,071,429 shares of Common Stock issuable upon the exercise of the warrants granted to the placement agent that we engaged in the October 2019 Registered Direct Offering (the “2019 Placement Agent Warrants”) at an exercise price of $0.21875 per share; (viii) 3,375,000 shares of Common stock issuable upon the exercise of the Series J Warrants (“Series J Warrants”) issued in in our private placement that closed on February 17, 2021 (the “2021 Private Placement Financing”) with an exercise price of $0.25 per share; (ix) 32,343,754 shares of Common stock issuable upon the exercise of the Series K Warrants (“Series K Warrants”) issued in the 2021 Private Placement Financing with an exercise price of $0.17 per share; (x) 3,324,375 shares of Common Stock issuable upon the exercise of the placement agent warrants issued in the 2021 Private Placement Financing with an exercise price of $0.20 per share (the “2021 Placement Agent Warrants”); (xi) the 4,260,255 shares of Common Stock issuable upon the conversion of our Series 1 Convertible Notes at a conversion price of $0.27 per share; (xii) the 3,762,937 shares of Common Stock issuable upon conversion of our Series 2 Convertible Notes at a conversion price of $0.25 per share; (xiii) the 92,560,174 shares of Common Stock issuable upon conversion of the 2022 Notes issued in the 2022 Private Placement Financing in our private placement that we completed on July 6, 2022 (the “2022 Private Placement Financing”); (xiv) the 85,110,664 shares of Common Stock issuable upon exercise of our warrants (the “2022 Warrants”), at an exercise price of $0.0497 per share; (xv) the 6,301,969 shares of Common Stock issuable upon exercise, at an exercise price of $0.0503 per share, of Placement Agent Warrants issued in the 2022 Private Placement Financing (the “2022 Placement Agent Warrants”); and (xvi) the 15,312,493 shares of Common Stock issued to certain holders in a notes exchange issuable upon the conversion of the subordinated Series 3B notes (the “Subordinated Notes”) with a conversion price of $0.0497 per share.

We do not anticipate a material decrease in the number of holders of record of our Common Stock in the event the Board of Directors determines to implement the Reverse Split, including in the event the ratio of the Reverse Split determined by the Board of Directors is one-for-two hundred (1:200).

Effect on Outstanding Derivative Securities

The Reverse Split will require that proportionate adjustments be made to the conversion rate, the per share exercise price and the number of shares issuable upon the vesting, exercise or conversion of the following outstanding derivative securities issued by us, in accordance with the Reverse Split Ratio (all figures are as of August 1, 2022 and are on a pre-Reverse Split basis), including:

●

options granted to employees, directors and consultants under our 2013 Plan to purchase up to an aggregate of 22,490,196 shares of Common Stock at exercise prices ranging from $0.0605 to $0.65 per share and with a weighted average exercise price of $0.28 per share;

●	145,985 shares of Common Stock issuable upon the exercise of the MLSC Warrant, with an exercise price of $0.274 per share;
●	6,802,500 shares of Common Stock issuable upon the exercise of our Series G Warrants at an exercise price of $0.70 per share;
●	8.615,384 shares of Common Stock issuable upon the exercise of our Series H Warrants at an exercise price of $0.40 per share;
●	14,285,714 shares of Common Stock issuable upon the exercise of our Series I Warrants that were issued to the investors in the 2019 Registered Direct Offering at an exercise price of $0.22 per share;
●	1,071,429 shares of Common Stock issuable upon the exercise of the 2019 Placement Agent Warrants at an exercise price of $0.21875 per share;
●	3,375,000 shares of Common stock issuable upon the exercise of the Series J Warrants with an exercise price of $0.25 per share;
●	32,343,754 shares of Common stock issuable upon the exercise of the Series K Warrants with an exercise price of $0.17 per share;
●	3,324,375 shares of Common Stock issuable upon the exercise of the 2021 Placement Agent Warrants;
●	the 4,260,255 shares of Common Stock issuable upon the conversion of our Series 1 Convertible Notes at a conversion price of $0.27 per share;
●	the 3,762,937 shares of Common Stock issuable upon conversion of our Series 2 Convertible Notes at a conversion price of $0.25 per share;
●	92,560,174 shares of Common Stock issuable upon conversion of our 2022 Notes;
●	85,110,664 shares of Common Stock issuable upon exercise of the 2022 Warrants, at an exercise price of $0.0497 per share;
●	6,301,969 shares of Common Stock issuable upon exercise, at an exercise price of $0.0503 per share, of the 2022 Placement Agent Warrants; and
●	15,312,493 shares of Common Stock issuable upon the conversion of the Subordinated Notes with a conversion price of $0.0497 per share.

The adjustments to the above securities, as required by the Reverse Split and in accordance with the Reverse Split Ratio, would result in approximately the same aggregate price being required to be paid under such securities upon exercise, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Split as was the case immediately preceding the Reverse Split.

Effect on Stock Option Plans

Our 2013 Plan is designed primarily to provide stock-based incentives to employees pursuant to which we have issued stock options to purchase shares of the Common Stock, restricted stock units and value appreciation rights. In the event of a Reverse Split, the Board shall make appropriate adjustment to awards granted under the 2013 Plan. Accordingly, if the Reverse Split is approved by our stockholders and the Board decides to implement the Reverse Split, as of the effective date the number of all outstanding option grants, the number of shares issuable and the exercise price, as applicable, relating to options under our 2013 Plan, will be proportionately adjusted according to the Reverse Split ratio. The Board has also authorized us to effect any other changes necessary, desirable or appropriate to give effect to the Reverse Split, including any applicable technical, conforming changes.

The terms of our outstanding stock options do not permit exercise for fractional shares. As such, the number of shares issuable under any individual outstanding stock option shall either be rounded up or down as provided for under the specific terms of our 2013 Plan. Commensurately, the exercise price under each stock option would be increased proportionately such that upon exercise, the aggregate exercise price payable by the optionee to us would remain the same. Furthermore, the aggregate number of shares currently available under our 2013 Plan for future stock option and other equity-based grants will be proportionally reduced to reflect the Reverse Split ratio.

Effective Date; Exchange Act Registration Status

The proposed Reverse Split of our Common Stock may be implemented by the Board of Directors at any time prior to September 29, 2023. The Reverse Split will become effective as of 11:59 p.m., Eastern Time (the “Effective Date”), on the date of filing the Amendment with the office of the Secretary of State of Nevada. Except as explained below with respect to fractional shares, on the Effective Date, shares of our Common Stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of the stockholders, into one share of Common Stock in accordance with the Reverse Split ratio determined by the Board. After the Effective Date, the Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the old CUSIP number must be exchanged for stock certificates with the new CUSIP number by following the procedures described below. After the Effective Date, we will continue to be subject to periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and our Common Stock will continue to be traded on the OTC Bulletin Board. Promptly following execution of the Reverse Split, however, we intend to apply to list our shares of Common Stock on an Exchange.

Payment for Fractional Shares; Exchange of Stock Certificates

We will appoint Empire Stock Transfer, to act as exchange agent for holders of our Common Stock in connection with the Reverse Split. We will deposit with the exchange agent, as soon as practicable after the effective date of the Reverse Split, cash in an amount equal to the value of the estimated aggregate number of fractional shares that will result from the Reverse Split. The funds required to purchase the fractional share interests will be paid from our cash reserves. A list of our stockholders shows that some of our outstanding Common Stock is registered in the names of clearing agencies and broker nominees. Because we do not know the number of shares held by each beneficial owner for whom the clearing agencies and broker nominees are record holders, we cannot predict with certainty the number of fractional shares that will result from the Reverse Split or the total amount we will be required to pay for fractional share interests. However, we do not expect the amount to be material.

As of the record date for the Annual Meeting, we have approximately 102 holders of record of our Common Stock (although we have significantly more beneficial holders). We do not expect the Reverse Split and the payment of cash in lieu of fractional shares to result in a reduction in the number of record holders. We presently do not intend to seek any change in our status as a reporting company for federal securities law purposes, either before or after the Reverse Split.

On or after the effective date of the Reverse Split, we will mail a letter of transmittal to each of our stockholders. Each stockholder will then be able to obtain a certificate evidencing its post-Reverse Split shares of Common Stock and, if applicable, cash in lieu of each fractional share only by sending the exchange agent old stock certificate(s), together with the properly executed and completed letter of transmittal and such other evidence of ownership of the shares as we may require. Our stockholders will not receive certificates for post- Reverse Split shares unless and until their old certificates are surrendered. Stockholders should not forward their certificates to the exchange agent until they receive the letter of transmittal, and they should only send in their certificates with the letter of transmittal. The exchange agent will send each stockholder’s new stock certificate and payment in lieu of any fractional share(s) promptly after receipt of that stockholder’s properly completed letter of transmittal and old stock certificate(s).

Stockholders will not be required to pay any service charges in connection with the exchange of old certificates or the payment of cash in lieu of fractional shares.

Effect on Registered and Beneficial Stockholders

Upon the Effective Date of the Reverse Split, we intend to treat stockholders holding shares of Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the Reverse Split for their beneficial holders of Common Stock in “street name.” However, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Split. If you hold your shares with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Procedures for Implementing the Reverse Split

If our stockholders approve the Proposal and our Board of Directors decide to implement the Reverse Split, we will promptly file the Amendment with the office of the Secretary of State of Nevada. The Reverse Split will become effective as set forth in the section captioned “Effective Date; Exchange Act Registration Status” above. As of the Effective Date of the Reverse Split, each certificate representing shares of our Common Stock before the Reverse Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Split. However, a holder of any unexchanged certificates will not be entitled to receive any dividends or other distributions payable by us after the Effective Date until the old certificates are surrendered. Subject to the various escheat laws, such dividends and distributions, if any, would be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest. All shares underlying options, warrants, convertible notes and other securities will also be automatically adjusted on the Effective Date. Our transfer agent, Empire Stock Transfer, will act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the Effective Date, stockholders and holders of stock options exercisable for our Common Stock will be notified of the effectiveness of the Reverse Split. Stockholders of record will receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates, bearing the new CUSIP number and reflecting the adjusted number of shares as a result of the Reverse Split. Persons who hold their shares in brokerage accounts or “street name” will not be required to take any further action to effect the exchange of their shares. No new certificates will be issued to a stockholder until surrender of any outstanding certificates together, with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing pre-Reverse Split share will continue to be valid and will represent the adjusted number of shares based on the ratio of the Reverse Split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Reservation of Right to Abandon the Reverse Split

We reserve the right to abandon the Reverse Split without further action by our stockholders at any time before the Effective Date of the Amendment, even if our stockholders authorize the Reverse Split at the Annual Meeting. By voting in favor of the Reverse Split, you are expressly authorizing the Board of Directors to determine not to proceed with, and abandon, the Reverse Split if it should so decide.

Accounting Matters

The Reverse Split will not change total stockholders’ equity on our balance sheet. However, because the par value of our Common Stock will remain unchanged on the Effective Date, the components that make up total stockholders’ equity will change by offsetting amounts. Depending on the ratio of the Reverse Split, as determined by the Board of Directors, our stated capital component will be reduced to an amount between one-hundredth (1/100) and two-hundredth (1/200) of its present amount, and our additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding. In addition, our historical amounts of net income or loss per share of Common Stock previously reported by us, as well as all references to Common Stock share amounts, will be restated to reflect the Reverse Split as if it had been in effect as of the earliest reported period.

Federal Income Tax Consequences of the Reverse Split

The following summary of certain material United States federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Split, and is included for general information only. Furthermore, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-Reverse Split shares were, and the post-Reverse Split shares will be, held as a “capital asset,” as defined in the Internal Revenue Code (i.e. generally, property held for investment). The tax treatment of any stockholder may vary depending upon the particular circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the Reverse Split.

Tax Consequences to the Company

We do not expect to recognize any gain or loss as a result of the proposed Reverse Split.

Tax Consequences to Stockholders

Other than the cash payments for fractional shares discussed above, no gain or loss should be recognized by a stockholder upon such stockholder’s exchange of pre-Reverse Split shares for post-Reverse Split shares pursuant to the Reverse Split. The aggregate tax basis of whole post-Reverse Split shares received pursuant to the Reverse Split will be the same as the stockholder’s aggregate tax basis in the pre-Reverse Split shares, less the portion of the basis in the pre-Reverse Split shares attributable to any fraction of a post-Reverse Split share for which the stockholder received cash. In general, stockholders who receive cash in exchange for their fractional share interests in the post-Reverse Split shares as a result of the Reverse Split will recognize gain or loss based on their adjusted basis in the fractional share interests redeemed. The gain or loss will constitute a capital gain or loss and will constitute long-term capital gain or loss if the holder’s holding period is greater than one year as of the Effective Date. The stockholder’s holding period for the post-Reverse Split shares will include the period during which the stockholder held the pre-Reverse Split shares surrendered in the Reverse Split.

Vote Required and Board Recommendation

Under Nevada law, the number of votes FOR must exceed the number of votes AGAINST to approve this Proposal No. 2. Abstentions and broker non-votes will no effect on the outcome of this Proposal No. 2. Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal No. 2.

The Board recommends that you vote “FOR” the grating the Board authorization to amend our Articles of Incorporation to implement a reverse split of our Common Stock at a ratio of between 1-for-100 and 1-for-200.

PROPOSAL NO. 3

PROPOSAL TO INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK THAT REMAIN FOLLOWING THE REVERSE SPLIT BY 300%

Our Charter currently authorizes the Company to issue a total of 800,000,000 shares of Common Stock, par value $0.001 per share. Other than our Common Stock, we have no other class or series of authorized capital stock (the “Total Authorized Shares”). If the Reverse Split proposal is approved, and the Reverse Split is enacted, the Total Authorized Shares will be reduced by an amount determined by the Reverse Split Ratio.

Subject to stockholder approval, the Board of Directors approved an amendment to our Charter to, at the discretion of the Board of Directors, and subject to our stockholders approving Proposal No. 2 and the implementation of the Reverse Split, revise the total number of shares of Common Stock that the Company is authorized to issue to a number that is calculated as  the number of shares that remain authorized following the consummation of the Reverse Split multiplied by three (the "Authorized Share Increase").

The primary purpose of the increase in authorized shares is to effectively increase by three-fold the number of authorized shares of Common Stock, after giving effect to the Reverse Split. This effective increase would allow us to (i) maintain alignment with market expectations regarding the number of authorized shares of our Common Stock in comparison to the number of shares issued or reserved for issuance following any stock split, and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (ii) provide us with the ability to pursue financing and corporate opportunities involving our Common Stock, which may include private or public offerings of our equity securities, and (iii) provide us with the ability to grant appropriate equity incentives for our employees over time. Accordingly, the implementation of Authorized Share Increase is conditioned on the approval and the implementation of the Reverse Split.

The actual timing for implementation of the Authorized Share Increase would be determined by the Board of Directors, following or concurrent with the implementation of the Reverse Split, and based upon its evaluation as to when such action would be most advantageous to the Company and its stockholders. Notwithstanding approval of the Authorized Share Increase proposal and the proposal to effect a Reverse Split, and the implementation of the Reverse Split, the Board of Directors will have the sole authority to elect whether or not and when to amend our Charter to effect the Authorized Share Increase. If the Authorized Share Increase proposal and the Reverse Split proposal are approved by our stockholders and the Reverse Split is implemented, the Board of Directors will make a determination as to whether effecting the Authorized Share Increase is in the best interests of the Company and our stockholders in light of, among other things, the Company’s anticipated needs for future equity issuances.

The text of the proposed amendment to the Company’s Charter to effect the Authorized Share Increase is included in Appendix A to this Proxy Statement (the “Authorized Share Charter Amendment”). If the Authorized Share Increase proposal and the Reverse Split proposal are approved by the Company’s stockholders, and the Reverse Split is implemented, the Company will have the authority to file the Authorized Share Charter Amendment with the Secretary of State of the State of Nevada, which will become effective upon its filing; provided, however, that the Authorized Share Charter Amendment is subject to revision to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable. If the Authorized Share Increase proposal is not approved the Company’s stockholders but the Reverse Split proposal is approved by the Company’s stockholders and the Reverse Split is implemented, the portion of the Appendix A constituting the Authorized Share Charter Amendment will be removed from Appendix A and will not be filed.

Purpose

The primary purpose of the Authorized Share Increase is to effectively increase the total number of shares that we are authorized to issue to (i) maintain alignment with market expectations regarding the number of authorized shares of our Common Stock in comparison to the number of shares issued or reserved for issuance following any reverse stock split and ensure that we do not have what certain stockholders might view as an unreasonably high number of authorized shares which are not issued or reserved for issuance, (ii) provide us with the ability to pursue financing and corporate opportunities involving our Common Stock, which may include private or public offerings of our equity securities, and (iii) provide us with the ability to grant appropriate equity incentives for our employees over time. Accordingly, the implementation of the Authorized Share Increase proposal is expressly conditioned on the approval of the Reverse Split proposal and the implementation of the Reverse Split.

Effect on Outstanding Common Stock

If the Authorized Share Increase is implemented, it will revise the total number of shares of Common Stock that we are authorized to issue to a number that is calculated as the authorized common share amount following consummation of a Reverse Split, multiplied by three. The Authorized Share Increase would not have any effect on the rights of existing stockholders and the par value per share of Common Stock will remain $0.001.

The Authorized Share Increase would result in an effectively greater number of shares of authorized but unissued Common Stock being available for future issuance following the Reverse Split for various purposes, including raising capital or making acquisitions. We currently expect that the amount of authorized but unissued shares of Common Stock available for future issuances following the Reverse Split and effective increase in authorized shares of Common Stock will be sufficient for our future needs.

The Authorized Share Increase is conditioned on the approval of the Reverse Split proposal and will be effected to revise the number of authorized shares of Common Stock to a number that is calculated as the current authorized common share amount multiplied by three times the authorized shares of Common Stock following consummation of the Reverse Split.

Conditioned on Reverse Stock Split

If the Reverse Split proposal is approved by our stockholders, the Board of Directors intends to proceed with the Authorized Share Increase after the Reverse Split is implemented. Accordingly, if we do not receive approval of the Reverse Split proposal or the Board of Directors determines not to proceed with the Reverse Split, then we will not implement the Authorized Share Increase.

The implementation of the Reverse Split it, however, is not conditioned on approval of the Authorized Share Increase. Even if the Authorized Share Increase proposal is not approved by our stockholders or if the Board of Directors determines not to implement the Authorized Share Increase, the Board of Directors will retain the option to implement the Reverse Split, subject to the approval of the Reverse Split proposal.

Board Discretion to Effect the Effective Increase of Authorized Shares

If the Authorized Share Increase proposal and the Reverse Split proposal are approved by our stockholders and the Reverse Split is implemented, the Authorized Share Increase proposal will only be effected upon a determination by the Board of Directors, in its sole discretion, that filing the Authorized Share Charter Amendment to effect the effective increase in authorized shares of Common Stock is in the best interests of the Company and its stockholders. In making its determination, the Board of Directors will consider, among other things, whether the effective increase in authorized shares of Common Stock is in the best interests of the Company’s stockholders in light of the Company’s anticipated needs to reserve authorized shares of Common Stock for:

●	raising capital through the sale of equity securities;
●	entering into strategic business combinations;
●	providing equity incentives to officers, directors and employees; and
●	other corporate purposes.

In addition, whether the Board of Directors determines to implement the Authorized Share Increase proposal will depend on the ratio that the Board of Directors selects for the Reverse Split and the number of shares of Common Stock that are issued and outstanding following the Reverse Split.

Effective Time of the Effective Increase of Authorized Shares

If the Authorized Share Increase proposal and the Reverse Split proposal are approved by our stockholders and the Reverse Split is implemented, the Authorized Share Increase would become effective, if at all, when the Authorized Share Charter Amendment is accepted and recorded by the office of the Secretary of State of the State of Nevada. However, notwithstanding approval of the Authorized Share Increase proposal and the Reverse Split proposal, the Board of Directors will have the sole authority to elect whether or not and when to amend our certificate of incorporation to effect the Authorized Share Increase.

Anti-Takeover Effects

Although the Authorized Share Increase is not motivated by anti-takeover concerns and is not considered by our Board of Directors to be an anti-takeover measure, the availability of additional authorized shares of Common Stock could enable the Board of Directors to issue shares defensively in response to a takeover attempt or to make an attempt to gain control of the Company more difficult or time-consuming. For example, shares of Common Stock could be issued to purchasers who might side with management in opposing a takeover bid that the Board of Directors determines is not in our best interests, thus diluting the ownership and voting rights of the person seeking to obtain control of the Company. In certain circumstances, the issuance of Common Stock without further action by the stockholders may have the effect of delaying or preventing a change in control of the Company, may discourage bids for our Common Stock at a premium over the prevailing market price and may adversely affect the market price of our Common Stock. As a result, increasing the authorized number of shares of our Common Stock could render more difficult and less likely a hostile takeover, tender offer or proxy contest, assumption of control by a holder of a large block of our stock, and the possible removal of our incumbent management. We are not aware of any proposed attempt to take over the Company or of any present attempt to acquire a large block of our Common Stock.

Vote Required and Board Recommendation

The affirmative vote of a majority of the Company’s shares of Common Stock outstanding as of the Record Date is required to approve the Authorized Share Increase. Abstentions and broker non-votes will have the same legal effect as a vote AGAINST the Authorized Share Increase.  Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the Authorized Share Increase.

The Board recommends that stockholders vote “FOR” the proposal to increase the Company’s authorized shares of Common Stock that remain outstanding following consummation of the Reverse Split by 300%.

PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

General

We are providing our stockholders with the opportunity to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the Securities and Exchange Commission's rules. This Say-on-Pay Vote is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. The Board of Directors has determined to hold advisory votes regarding executive compensation every three years.

Our executive compensation programs are designed to attract, motivate, and retain our executive officers, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of our near- and longer-term financial and strategic goals, and for driving corporate financial performance and stability. The programs contain elements of cash and equity-based compensation and are designed to align the interests of our executives with those of our stockholders.

As an advisory vote, this Proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, Management and the Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this Proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING ADVISORY RESOLUTION:

        RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the disclosure under “Executive Compensation”, the compensation tables and accompanying narrative disclosure, and any related material disclosed in this Proxy Statement, is hereby approved.

Vote Required and Board Recommendation

Under Nevada law, the number of votes FOR must exceed the number of votes AGAINST to approve this non-binding matter. Abstentions and broker non-votes will no effect on the outcome of this Proposal No. 4.  Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal No. 4.

The Board recommends that stockholders vote “FOR” the advisory resolution above, approving of the compensation paid to the Company’s Named Executive Officers.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE EXECUTIVE COMPENSATION ADVISORY VOTES

General

In Proposal No. 4, we are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our Named Executive Officers. In this Proposal No. 5, we are asking our stockholders to cast a non-binding advisory vote regarding the frequency of future executive compensation advisory votes. Stockholders may vote for a frequency of every one, two, or three years, or may abstain.

The Board of Directors will take into consideration the outcome of this vote in making a determination about the frequency of future executive compensation advisory votes. However, because this vote is advisory and non-binding, the Board of Directors may decide that it is in the best interests of our stockholders and the Company to hold the advisory vote to approve executive compensation more or less frequently, but no less frequently than once every three years, as required by the Dodd-Frank Act. In the future, we will propose an advisory vote on the frequency of the executive compensation advisory vote at least once every six calendar years as required by the Dodd-Frank Act.

After careful consideration, the Board of Directors believes that an executive compensation advisory vote should be held every three years, and therefore our Board of Directors recommends that you vote for a frequency of every THREE YEARS for future executive compensation advisory votes. The proxy card provides stockholders with the opportunity to choose among four options (holding the vote once every year, every two years or every three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

Vote Required and Board Recommendation

On this non-binding matter, a stockholder may vote to set the frequency of the "say on pay" vote to occur every year, every two years, or every three years, or the stockholder may vote to abstain. The choice among those four choices that receives the highest number of votes will be deemed the choice of the stockholders.  Abstentions and broker non-votes will no effect on the outcome of this Proposal No. 5.  Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “EVERY THREE YEARS” for this Proposal No. 5.

The Board recommends that you vote to hold advisory votes on executive compensation “EVERY THREE YEARS”.

PROPOSAL NO. 6

GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN THE MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES

Adjournment of the Meeting

Although it is not expected to occur, the Meeting may be adjourned for the purpose of allowing more time to solicit additional proxies for the approval of the Authorized Share Increase and the Reverse Split, if there are not sufficient votes to approve the Authorized Share Increase and the Reverse Split at the commencement of the Meeting. Any such adjournment of the Meeting may be made without notice, other than by the announcement made at the Meeting, by approval of the holders of a majority of the outstanding voting securities present in person or by proxy and entitled to vote at the Meeting. We are soliciting proxies to grant discretionary authority to the Chair of the Meeting to adjourn the Meeting, if necessary, for the purpose of soliciting additional proxies in favor of the Authorized Share Increase and the Reverse Split. The Chair of the Meeting will have the discretion to decide whether or not to use the authority granted to such person pursuant to this Proposal No. 4 to adjourn the Meeting. The Chair may also adjourn the Meeting at his discretion in the event of a negative vote on this Proposal No. 6.

Vote Required and Board Recommendation

If a quorum is present, approval of the proposal to adjourn the Meeting to a later date requires the affirmative vote of the holders of a majority of the votes cast in person, excluding abstentions, via virtual attendance at the Meeting or by proxy.  Unless otherwise instructed or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the proposal to adjourn the Meeting to solicit additional proxies, if there are insufficient proxies at the Meeting to approve the Authorized Share Increase and the Reverse Split.

The Board recommends that stockholders vote “FOR” the proposal to adjourn the Meeting to solicit additional proxies, if there are insufficient proxies at the Meeting to approve the Authorized Share Increase and the Reverse Split.

PROPOSAL NO. 7

RATIFICATION OF THE APPOINTMENT OF

BAKER TILLY US, LLP TO SERVE AS OUR

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR

The Board of Directors has appointed Baker Tilly US, LLP (“Baker Tilly”) (formerly Moody, Famiglietti & Andronico LLP) as our independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment.

The Board of Directors may terminate the appointment of Baker Tilly as the Company’s independent registered public accounting firm without the approval of the stockholders whenever the Board of Directors deems such termination necessary or appropriate.

Representatives of Baker Tilly will be present at the Annual Meeting, or available by telephone, and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.

The following table presents the aggregate fees agreed to by the Company for the annual audits for the fiscal years ended September 30, 2021 and 2020 and all other fees paid by us for services rendered by Baker Tilly US, LLP (and Moody, Famiglietti & Andronico LLP):

	2021	2020
Audit Fees	$154,500	$129,000
Audit-Related Fees	21,000	—
Tax Fees	—	—
All Other Fees	—	—
Total	$175,500	$129,000

Audit Fees. The fees identified under this caption were for professional services rendered by Baker Tilly US, LLP, our current principal accountant, during the fiscal year ended September 30, 2021 and Moody, Famiglietti & Andronico LLP for the fiscal year ended September 30, 2020 for the audit of our annual financial statements. The fees identified under this caption also include fees for professional services rendered by Moody, Famiglietti & Andronico LLP for the review of the financial statements included in our quarterly reports on Forms 10-Q.

Audit-Related Fees. Audit-related fees consist principally of assurance and related services reasonably related to the performance of the audit or review of our financial statements that are not reported as audit fees.

Tax Fees. Tax fees consist principally of assistance related to tax compliance, tax advice, and tax planning. For the fiscal years ended September 30, 2021 and 2020 there were no tax fees paid to our principal accountant.

All Other Fees. These fees would consist of all fees paid to our principal accountant that are not reflected as audit, audit-related or tax fees.

Pre-Approval Policy

As our Board of Directors has not established a separate standing audit committee, all engagements of our independent registered public accounting firms for 2021 and 2020 were pre-approved by the full Board of Directors.

Vote Required and Board Recommendation

Ratification of the selection of Baker Tilly US, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2022 requires the number of votes cast “FOR” this Proposal No. 7 to exceed the number of votes cast “AGAINST” this Proposal. Under Nevada law, our Charter, and our Bylaws, abstentions will have no effect on the outcome of this Proposal. A broker or other nominee will generally have discretionary authority to vote on this Proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this Proposal. However, any broker non-votes received will have no effect on the outcome of this Proposal. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the ratification of Baker Tilly US, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2022.

The Board of Directors recommends that stockholders vote “FOR” the ratification of the selection of Baker Tilly US, LLP as the Company’s independent auditors for the fiscal year ending September 30, 2022.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management and Baker Tilly, our independent registered public accounting firm, the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended September 30, 2021, as filed with the SEC on December 17, 2021. The Audit Committee has also discussed with Baker Tilly those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No. 16.

Baker Tilly has also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit Committee concerning independence. The Audit Committee has discussed with the registered public accounting firm their independence from our Company.

Based on its discussions with management and the registered public accounting firm, and its review of the representations and information provided by management and the registered public accounting firm, including as set forth above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended September 30, 2021.

August 29, 2022	Respectfully Submitted, MEMBERS OF THE AUDIT COMMITTEE Punit Dhillon, Chair Laurence Hicks Dr. Guy L. Fish

The information reflected above will not be deemed to be soliciting material or to be filed with the SEC, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filing.

EXECUTIVE COMPENSATION

Executive Officers

The Company’s executive officers are appointed by the Board of Directors (the “Board”) and serve at the discretion of the Board, subject to the terms of any employment agreements they may have with the Company. The following is a brief description of the present and past business experience of each of the Company’s current executive officers.

Name	Position	Age	Officer Since
Dr. Terrence W. Norchi	President, Chief Executive Officer and Chairman of the Board of Directors	57	April 2013
Michael S. Abrams	Chief Financial Officer	51	May 2021
Daniel M. Yrigoyen	Vice President of Sales	52	July 2021

Dr. Terrence W. Norchi. Please see Dr. Norchi’s biography on page 6 of this Proxy Statement, under the section titled “Directors.”

Michael S. Abrams. Mr. Abrams has served as the Chief Financial Officer of the Company since May 2021. Prior to joining the Company, Mr. Abrams was the turnaround Chief Financial Officer for RiseIT Solutions, Inc. from February 2019 to April 2021, where he helped return the business to profitability. Prior to RiseIT Solutions, from August 2009 to February 2019, Mr. Abrams served as the Chief Financial Officer and a director of FitLife Brands, Inc., a publicly traded entity focused on the development of functional nutritional supplements that promote an active healthy lifestyle. Mr. Abrams graduated with an MBA with Honors from the Booth School of Business at the University of Chicago and received his BBA with Honors from the University of Massachusetts at Amherst as a William F. Field Alumni scholar, an award given annually to the top finance student in the class.

Daniel M. Yrigoyen. Mr. Yrigoyen has served as the Vice President of Sales of the Company since July 2021.  Prior to joining the Company, Mr. Yrigoyen was Vice President, Sales & Channel Distribution for Medela, Inc. from April, 2016 to July, 2021. Prior to Medela, Mr. Yrigoyen served as General Manager for multiple business units at Hollister, Incorporated.  Mr. Yrigoyen was responsible for the expansion of wound care to the product portfolio and led the commercial efforts in launching several new and innovative wound care products into the US market.  Following these efforts, Mr. Yrigoyen joined the Hollister Global Marketing Organization where he led similar expansion efforts within key markets of Hollister’s international business.  Mr. Yrigoyen’s was an employee of Hollister, Incorporated for over 20 years and brings significant healthcare and distribution experience to the Company. Mr. Yrigoyen graduated with an MBA from the Kellogg School of Management at Northwestern University.

2021 Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the fiscal years ended September 30, 2021 and September 30, 2020 for (i) our principal executive officer; (ii) our two next most highly compensated executive officers whose total compensation exceeded $100,000 during our last completed fiscal year; and (iii) certain of our other executive officers, whose compensation is voluntarily provided.

				Stock	Option	All other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Name (1)	Year	($)	($)	($)	($) (2)	($)	($)
Dr. Terrence W. Norchi	2021	450,500	27,030	—	157,400	—	634,930
President and Chief Executive Officer	2020	438,111	81,090	—	178,300	—	697,501

Michael S. Abrams	2021	135,417	—	—	66,895	—	202,312
Chief Financial Officer

Daniel Yrigoyen	2021	64,299	—	13,500	27,545	—	105,344
VP of Sales

(1)

Michael S. Abrams was appointed as Chief Financial Officer on March 31, 2021, and Daniel Yrigoyen was appointed as Vice President of Sales on July 12, 2021. Accordingly, the table above reflects compensation earned by each of Mr. Abrams and Mr. Yrigoyen following their appointment dates, and excludes compensation for the fiscal year ended September 31, 2020.

(2)

Represents the aggregate grant date fair values of awards granted during the fiscal year ended September 30, 2021 under ASC Topic 718, which is calculated as of the grant date using a Black-Scholes option-pricing model. Accordingly, the dollar amounts listed do not necessarily reflect the dollar amount of compensation that may be realized by our executive officers. For information on the valuation assumptions with respect to option grants made during the fiscal year ended September 30, 2021 refer to Note 11 “Stock-Based Compensation” in our consolidated financial statements included in this filing.

Employment Agreements with Named Executive Officers

Dr. Terrence W. Norchi

On June 25, 2013, we entered into an executive employment agreement with Dr. Terrence W. Norchi, our President and Chief Executive Officer and a member of our Board of Directors, which became effective as of June 26, 2013. Dr. Norchi’s employment agreement continues until terminated by Dr. Norchi, or us and provided for an initial annual base salary of $275,000, and eligibility to receive an annual cash bonus in an amount up to 30% of Dr. Norchi’s then-current annual base salary. In addition, Dr. Norchi’s employment agreement provides that his annual base salary will be reviewed from time to time in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees. Annual bonuses are awarded at the sole discretion of our Board of Directors. If Dr. Norchi’s employment is terminated by us (unless such termination is “For Cause” (as defined in his employment agreement)), or by Dr. Norchi for “Good Reason” (as defined in his employment agreement), then Dr. Norchi, upon signing a release in favor of the Company, will be entitled to severance in an amount equal to 12 months of Dr. Norchi’s then-current annual base salary, payable in the form of salary continuation, plus, if Dr. Norchi elects and subject to certain other conditions, payment of Dr. Norchi’s premiums to continue his group health coverage under COBRA until the earlier of (i) 12 months following the date of such termination; or (ii) the date Dr. Norchi becomes covered under another employer’s health plan. In addition, Dr. Norchi’s employment agreement provides that, in the event of a change of control of the Company, termination by Dr. Norchi for Good Reason, termination by the Company for any reason other than For Cause, or termination as a result of Dr. Norchi’s death, all unvested shares under outstanding equity grants to Dr. Norchi, if any, shall automatically accelerate and become fully vested. On March 13, 2014, Dr. Norchi’s employment agreement was amended to increase his annual base salary to $325,000, retroactively effective as of February 1, 2014, and increase his cash bonus eligibility from 30% of his annual base salary to 35% of his annual base salary. In connection with the Board of Directors’ annual review of Dr. Norchi’s base salary, Dr. Norchi’s annual base salary was increased to $425,000 effective July 1, 2017. In connection with the Board of Directors’ annual review of Dr. Norchi’s base salary, Dr. Norchi’s annual base salary was increased to $450,500 effective August 1, 2019.

Dr. Norchi’s employment agreement provides the following definitions of “For Cause” and “Good Reason”: (a) “For Cause” is (i) the commission by the executive of a crime involving dishonesty, breach of trust, or physical harm to any person, (ii) executive’s engagement by the executive in conduct that is in bad faith and materially injurious to the Company, (iii) commission by the executive of a material breach of the employment agreement which is not cured within 20 days after the executive receives written notice of such breach, (iv) willful refusal by the executive to implement or follow a lawful policy or directive of the Company, which breach is not cured by the executive within 20 days after receiving written notice from the Company, (v) or executive’s engagement in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally (other than any such failure resulting from Executive’s incapacity due to physical or mental illness); and (b) “Good Reason” is, without the executive’s written consent, (1) a material reduction in executive’s annual base salary, except for reductions that are comparable to reductions generally applicable to similarly situated executives of the Company, (2) the relocation of executive to a facility or location that is more than 50 miles from his primary place of employment and such relocation results in an increase in executive’s one-way driving distance by more than 50 miles, or (3) a material and adverse change in executive’s authority, duties, or responsibilities with the Company or a material and adverse change in executive’s reporting relationship within the Company.

In connection with our entry into the executive employment agreement with Dr. Norchi, effective on June 26, 2013, Dr. Norchi’s former employment agreement with ABS was terminated pursuant to a termination agreement and release between Dr. Norchi and ABS.

Michael S. Abrams

On March 31, 2021, we entered into an executive employment agreement with Mr. Abrams, our Chief Financial Officer and Treasurer. The agreement continues until terminated by us or by Mr. Abrams. Pursuant to the terms of the agreement, Mr. Abrams is entitled to an initial annual base salary of $325,000 and is eligible to receive an annual cash bonus in an amount of up to 30% of Mr. Abrams’ then-current annual base salary. Annual bonuses are awarded at the sole discretion of our Board of Directors. In addition, Mr. Abrams’ employment agreement provides that his annual base salary will be reviewed by the Board of Directors (or any committee thereof), with such input as it may request from the Company’s Chief Executive Officer, from time to time but at least on an annual basis, in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees. If Mr. Abrams’ employment is terminated by us at any time after 30 days after the start date (unless such termination is “For Cause” (as defined in his employment agreement)), or by Mr. Abrams for “Good Reason” (as defined in his employment agreement), then Mr. Abrams, upon signing a release in favor of the Company, would be entitled to severance in an amount equal to six months of Mr. Abrams’ then-current annual base salary, payable in the form of salary continuation, plus, if Mr. Abrams elects and subject to certain other conditions, payment of Mr. Abrams’ premiums to continue his group health coverage under COBRA until the earlier of (i) 12 months following the date of such termination; or (ii) the date Mr. Abrams becomes covered under another employer’s health plan. In addition, Mr. Abrams’ employment agreement provides that, in the event of a change of control of the Company or his employment is terminated by the Company for any reason other than For Cause, all unvested shares under outstanding equity grants to Mr. Abrams, if any, shall automatically accelerate and become fully vested.

The agreement provides the following definitions of “For Cause” and “Good Reason”: (a) “For Cause” is (i) Mr. Abrams commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Mr. Abrams willfully engages in conduct that is in bad faith and materially injurious to the Company, including without limitation misappropriation of trade secrets, fraud or embezzlement; (iii) Mr. Abrams commits a material breach of this Agreement or the Proprietary Information Agreement, which breach is not cured within twenty calendar days after written notice to Executive from the Company (to the extent curable); (iv) Mr. Abrams willfully refuses to implement or follow a lawful policy or directive of the Company, which breach is not cured within twenty calendar days after written notice to Executive from the Company; or (v) Mr. Abrams engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. The Company may terminate Mr. Abrams’ employment For Cause at any time, without any advance notice. The Company shall pay Mr. Abrams all compensation to which Mr. Abrams is entitled up through the date of termination, subject to any other rights or remedies of the Company under law, and thereafter all obligations of the Company under this Agreement shall cease.

Daniel M. Yrigoyen

On July 12, 2021, we entered into an executive employment agreement with Mr. Yrigoyen, our Vice President of Sales. The agreement continues until terminated by us or by Mr. Yrigoyen. Pursuant to the terms of the agreement, Mr. Yrigoyen is entitled to an initial annual base salary of $225,000 and is eligible to receive regular commission payments of up to $8,333.33 per month, depending on the achievement of established objectives; provided, however, that for the first nine (9) months of employment, Mr. Yrigoyen shall be entitled to receive the full commission of $8,333.33 per month regardless of whether the applicable performance objectives are met

In addition, Mr. Yrigoyen’s employment agreement provides that his annual base salary will be reviewed by the Board of Directors (or any committee thereof), with such input as it may request from the Company’s Chief Executive Officer, from time to time but at least on an annual basis, in accordance with the established procedures of the Company for adjusting salaries for similarly situated employees. If Mr. Yrigoyen’s employment is terminated by us at any time after 30 days after the start date (unless such termination is “For Cause” (as defined in his employment agreement)), or by Mr. Yrigoyen for “Good Reason” (as defined in his employment agreement), then Mr. Yrigoyen, upon signing a release in favor of the Company, would be entitled to severance in an amount equal to six months of Mr. Yrigoyen’s then-current annual base salary, payable in the form of salary continuation, plus, if Mr. Yrigoyen elects and subject to certain other conditions, payment of Mr. Yrigoyen’s premiums to continue his group health coverage under COBRA until the earlier of (i) 12 months following the date of such termination; or (ii) the date Mr. Yrigoyen becomes covered under another employer’s health plan. In addition, Mr. Yrigoyen’s employment agreement provides that, in the event of a change of control of the Company or his employment is terminated by the Company for any reason other than For Cause, all unvested shares under outstanding equity grants to Mr. Yrigoyen, if any, shall automatically accelerate and become fully vested.

The agreement provides the following definitions of “For Cause” and “Good Reason”: (a) “For Cause” is (i) Mr. Yrigoyen commits a crime involving dishonesty, breach of trust, or physical harm to any person; (ii) Mr. Yrigoyen willfully engages in conduct that is in bad faith and materially injurious to the Company, including without limitation misappropriation of trade secrets, fraud or embezzlement; (iii) Mr. Yrigoyen commits a material breach of this Agreement or the Proprietary Information Agreement, which breach is not cured within twenty calendar days after written notice to Executive from the Company (to the extent curable); (iv) Mr. Yrigoyen willfully refuses to implement or follow a lawful policy or directive of the Company, which breach is not cured within twenty calendar days after written notice to Mr. Yrigoyen from the Company; or (v) Mr. Yrigoyen engages in misfeasance or malfeasance demonstrated by a pattern of failure to perform job duties diligently and professionally. The Company may terminate Mr. Yrigoyen’s employment For Cause at any time, without any advance notice. The Company shall pay Mr. Yrigoyen all compensation to which Mr. Yrigoyen is entitled up through the date of termination, subject to any other rights or remedies of the Company under law, and thereafter all obligations of the Company under this Agreement shall cease.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the aggregate number of option and stock awards held by our named executive officers at September 30, 2021:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price (a)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Dr. Terrence W. Norchi	500,000	—	(1)	0.35	03/23/2024
	400,000	—	(2)	0.19	01/21/2025
	355,000	—	(3)	0.28	08/17/2025
	1,250,000	—	(4)	0.39	05/02/2026
	650,000	—	(5)	0.65	02/02/2027
	360,000	—	(6)	0.425	07/18/2028
	687,500	312,500	(7)	0.2292	12/19/2029
		1,000,000	(8)	0.1028	09/26/2031
		1,000,000	(9)	0.1028	09/26/2031

Michael S. Abrams		500,000	(10)	0.1329	05/02/2031
		350,000	(11)	0.1028	09/26/2031

Daniel M. Yrigoyen		150,000	(12)	0.09	07/29/2031
		200,000	(14)	0.1028	09/26/2031	150,000	(13)	19,500

Richard E. Davis	500,000	—	(15)	0.22	07/06/2024
	500,000	—	(16)	0.19	01/21/2025
	175,000	—	(17)	0.28	08/17/2025
	150,000	—	(18)	0.39	05/02/2026
	500,000	—	(19)	0.65	02/02/2027
	275,000	—	(20)	0.425	07/18/2028
	481,243	218,757	(21)	0.2292	12/20/2029

(1)

Represents an option to purchase 500,000 shares of Common Stock with a grant date of March 23, 2014. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, 25% of the shares shall vest 12 months following the date of grant and 1/24th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing April 23, 2015.

(2)

Represents an option to purchase 400,000 shares of Common Stock with a grant date of January 22, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, 25% of the shares shall vest 12 months following the date of grant and 1/24th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing February 22, 2016.

(3)

Represents an option to purchase 355,000 shares of Common Stock with a grant date of August 18, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, and 1/36th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing September 18, 2015.

(4)

Represents an option to purchase 1,250,000 shares of Common Stock granted on May 3, 2016. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(5)

Represents an option to purchase 650,000 shares of Common Stock granted on February 3, 2017. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(6)

Represents an option to purchase 360,000 shares of Common Stock with a grant date of July 19, 2018. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, and 1/36th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing August 19, 2018.

(7)

Represents an option to purchase 1,000,000 shares of Common Stock with a grant date of December 20, 2019. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, and 1/36th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing January 20, 2019.

(8)

Represents an option to purchase 1,000,000 shares of Common Stock with a grant date of September 27, 2021. The vesting period of the shares underlying the option commenced on the date of grant, with 33% of the shares vested immediately on the date of grant and the remaining shares to vest in 24 equal installments commencing on the first anniversary on the date of grant.

(9)

Represents an option to purchase 1,000,000 shares of Common Stock with a grant date of September 27, 2021. The vesting period of the shares underlying the option commenced on the date of grant, with shares to vest in 36 equal installments commencing on the first anniversary on the date of grant.

(10)

Represents an option to purchase 500,000 shares of Common Stock with a grant date of May 3, 2021. The vesting period of the shares underlying the option commenced on the date of grant, with 30% of the shares vested immediately on the date of grant and the remaining shares to vest in 24 equal installments commencing on the first anniversary on the date of grant.

(11)

Represents an option to purchase 350,000 shares of Common Stock with a grant date of September 27, 2021. The vesting period of the shares underlying the option commenced on the date of grant, with shares to vest in 36 equal installments commencing on the first anniversary on the date of grant.

(12)

Represents an option to purchase 150,000 shares of Common Stock with a grant date of July 30,2021. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant and the remaining shares to vest in 24 equal installments commencing on the first anniversary on the date of grant.

(13)

Represents a stock award to receive 150,000 shares of Common Stock granted on July 30, 2021. The stock award vests as follows; 50,000 shares on January 12, 2022, 50,000 shares on July 12, 2022 and 50,000 shares on January 12, 2023.

(14)

Represents an option to purchase 200,000 shares of Common Stock with a grant date of September 27, 2021. The vesting period of the shares underlying the option commenced on the date of grant, with shares to vest in 36 equal installments commencing on the first anniversary on the date of grant

(15)

Represents an option to purchase 500,000 shares of Common Stock with a grant date of July 7, 2014. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant and the remaining shares to vest in 24 equal installments commencing on the first anniversary on the date of grant.

(16)

Represents an option to purchase 500,000 shares of Common Stock with a grant date of January 22, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, 25% of the shares shall vest 12 months following the date of grant and 1/24th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing February 22, 2015.

(17)

Represents an option to purchase 175,000 shares of Common Stock with a grant date of August 18, 2015. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vested immediately on the date of grant, and 1/36th of the remaining shares shall vest on each of the monthly anniversaries of the grant date, commencing September 18, 2015.

(18)

Represents an option to purchase 150,000 shares of Common Stock granted on May 3, 2016. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(19)

Represents an option to purchase 500,000 shares of Common Stock granted on February 3, 2017. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(20)

Represents an option to purchase 275,000 shares of Common Stock granted on July 19, 2018. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

(21)

Represents an option to purchase 700,000 shares of Common Stock granted on December 20, 2019. The vesting period of the shares underlying the option commenced on the date of grant, with 25% of the shares vesting immediately, the remaining unvested Shares subject to the Option shall vest on each of the next thirty-six (36) monthly anniversaries of the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our Common Stock; (ii) each of our directors and named executive officers; and (iii) all of our directors and executive officers as a group. Unless otherwise indicated in the footnotes to the following table, the address of each person named in the table is: c/o Arch Therapeutics, Inc., 235 Walnut St., Suite #6, Framingham, Massachusetts 01702.

The information set forth in the table below is based on 249,936,370 shares of our Common Stock outstanding on August 1, 2022. Shares of our Common Stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of August 1, 2022 are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

The following table is presented after taking into account the applicable ownership limitations on certain holders of our convertible notes, warrants and shares. In general, the ownership limitation prevents holders from exercising the warrant to the extent such exercise would result in the holder owning more shares than a certain ownership percentage, which is initially set below 5%, and such ownership limitation may be waived at the holder’s discretion, provided that such waiver will not become effective until the 61st day after delivery of such waiver notice.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned (1)
5%+ Stockholders:

Michael A. Parker (2)	22,419,392	8.97%

Directors and Executive Officers

Terrence Norchi (3)	19,777,915	7.75%

Punit Dhillon (4)	749,581	0.30%

Laurence Hicks (5)	1,981,350	0.79%

Michael Abrams (6)	1,959,634	0.78%

Daniel Yrigoyen (7)	291,669	0.12%

Guy Fish (8)	3,111,391	0.02%

Current Directors and Named Executive Officers as a Group (6 persons)	27,871,541	9.68%

Shares of our Common Stock subject to options, warrants, or other rights currently exercisable or convertible or exercisable or convertible within 60 days of August 1, 2022, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

(1)

Except as otherwise indicated, we believe that each of the beneficial owners of the Common Stock listed previously, based on information furnished by such owners, has sole investment and voting power with respect to the shares listed as beneficially owned by such owner, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(2)

Represents (i) 9,488,501 shares of Common Stock owned individually by Ana Parker, Michael A. Parker’s spouse; (ii) 12,630,891 shares of Common Stock owned individually by Mr. Parker; (iii) 5,000,000 shares of Common Stock owned through Tungsten, of which Mr. Parker is the sole manager and (iv) 300,000 shares of restricted stock granted to Mr. Parker on September 27, 2021. Excludes (a) 600,000 shares of Common Stock that may be acquired upon the exercise of Series G Warrants (which expire July 7, 2023); (b) any of the 1,230,769 shares of Common Stock that may be acquired upon the exercise of Series H Warrants (which expire May 14, 2024); (c) 20,711,609 Conversion Shares; (d) 9,567,948 Warrant Shares; (e) any of the 3,428,571 shares of Common Stock that may be acquired upon the exercise of Series I Warrants (which expire October 18, 2024); (f) 3,375,000 shares of Common Stock that may be acquired upon exercise of Series J Warrants (which expire on December 3, 2022); or (g) any of the 4,687,500 shares that may be acquired upon the exercise of Series K Warrants (which expire on August 11, 2026), since such warrants cannot be exercised until such time as the holder would not beneficially own, after such exercise, more than 4.9% of the outstanding shares of Common Stock; provided, however, that the holder may waive such ownership limitation, in which case such waiver will become effective sixty-one (61) days after the holder’s delivery of such waiver notice. As of August 1, 2022, neither Ms. Parker nor Mr. Parker have waived such limitation.

(3)

Represents (a) 10,000,000 shares of Common Stock held by Twelve Pins Partners, LLC, with respect to which Dr. Norchi is the sole member and holds sole voting and investment control; (b) 1,419,076 shares issued to Dr. Norchi upon the closing of the Merger in exchange for the cancellation of shares of Common Stock and convertible notes of ABS owned by him immediately prior to the closing of the Merger; (c) 1,130,000 shares of restricted stock granted to Dr. Norchi on May 3, 2016; (d) 650,000 shares of restricted stock granted to Dr. Norchi on February 3, 2017; (e) 360,000 shares of restricted stock granted to Dr. Norchi on July 19, 2018; (f) 525,164 Conversion Shares; (g) 482,897 Warrant Shares; and (h) 72,435 Inducement Shares; and (i) 5,138,343 shares subject to options exercisable within 60 days after August 1, 2022. Dr. Norchi disclaims beneficial ownership of the securities held by Twelve Pins Partners, LLC except to the extent of his pecuniary interest therein.

(4)	Represents 749,581 shares of Common Stock subject to options exercisable within 60 days after August 1, 2022.

(5)

Represents 333,333 shares of Common Stock subject to options exercisable within 60 days after August 1, 2022. Includes (i) 27,273 shares of Common Stock, (ii) 787,746 Conversion Shares, (iii) 724,346 Warrant Shares, and (iv) 108,652 Inducement Shares held by Drake Partners Equity LLC, in which Mr. Hicks has an ownership interest.

(6)

Represents (i) 787,746 Conversion Shares; (ii) 724,346 Warrant Shares; (iii) 108,652 Inducement Shares; and (iv) 338,890 shares of Common Stock subject to options exercisable within 60 days after August 1, 2022.

(7)	Represents 150,000 shares of restricted stock granted to Mr. Yrigoyen on July 30, 2021 and 141,6692 shares of Common Stock subject to options exercisable within 60 days after August 1, 2022.

(8)	Represents 62,496 shares of Common Stock subject to options exercisable within 60 days after August 1, 2022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

During fiscal years 2021 and 2020, other than with respect to matters relating to the Company’s compensation arrangements with its executive officers, there were no transactions between the Company or any of its subsidiaries and any “Related Person” (as that term is defined in Item 404 of Regulation S-K) that would be required to be reported pursuant to Item 404 of Regulation S-K other than the following:

On June 22, 2020, the Company entered into a Series J Warrant Issuance Agreement (the “Keyes Sulat Agreement”) with the Keyes Sulat Revocable Trust (the “Trust”), also a holder of outstanding Series D Warrants, resulting in approximately $82,000 of proceeds as a result of the full exercise of the Trust’s Series D Warrants. Under the terms of the Keyes Sulat Agreement, in exchange for fully exercising the Trust’s remaining Series D Warrants for 454,546 shares of Common Stock on June 22, 2020, the Trust was issued Series J Warrants to purchase 340,910 shares of Common Stock at an exercise price of $0.25 over a 1 year term. James R. Sulat, a member of the Board, is a co-trustee of the Trust, of which members of Mr. Sulat’s immediate family are beneficiaries. Mr. Sulat disclosed his interest in the Trust to the Board prior to its approval of the transaction and abstained from voting on the transaction.

On July 7, 2022, the Company entered into securities purchase agreements with certain institutional and accredited individual investors to complete an offering of Senior Secured Convertible Promissory Notes, warrants, and Common Stock as part of a convertible note offering authorized by the Company’s board of directors (the “Convertible Notes Offering”).Terrence Norchi, the Company’s President and Chief Executive Officer; Michael Abrams, the Company’s Chief Financial Officer; and Laurence Hicks, a member of the Company’s board of directors, through Drake Partners LLC, participated in the Convertible Notes Offering for an aggregate of $80,000.

Review, Approval or Ratification of Transactions with Related Persons

Due to the small size of our Company, at this time we have determined to rely on our full Board of Directors to review related party transactions and identify and prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer, employee or stockholder and the affiliations of such person’s immediate family. Transactions are presented to our Board of Directors for approval before they are entered into or, if that is not possible, for ratification after the transaction has occurred. If our Board of Directors finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our Board of Directors approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company and its stockholders. The procedures described above have been approved by resolutions adopted by our Board of Directors.

ADDITIONAL INFORMATION

Proposals of Stockholders for Stockholder Meetings

Our Bylaws contain an advance notice provision that requires that all business proposed by a stockholder that will be conducted or considered at a meeting must meet notice requirements. Accordingly, for business to be properly submitted by a stockholder for a vote at a stockholder meeting, the stockholder must (i) be a stockholder of record as of the record date for such meeting; (ii) be entitled to vote at such meeting; and (iii) have given timely notice in writing of the proposal to be submitted by the stockholder for a vote. To be timely, the stockholder’s notice must be delivered to the Secretary at the Company’s principal executive office at the following address: 235 Walnut Street, Suite 6, Framingham, MA 01702 no later than the close of business on the later of the 90th day prior to the stockholder meeting or the 15th day following the day on which public announcement of the date of such stockholder meeting is first made.

A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before a stockholder meeting the information set forth in Section 2.8 and/or Section 2.9 of the Company’s Bylaws, including but not limited to: (i) a description in reasonable detail of the business desired to be brought before the stockholder meeting and the reasons for conducting such business at the stockholder meeting, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (iii) such information regarding each director nominee or each matter of business to be proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the U. S. Securities and Exchange Commission, or the SEC, had the nominee been nominated, or intended to be nominated, or the matter been proposed, or intended to be proposed by the Board; (iv) if applicable, the consent of each nominee to be named in the proxy statement and to serve as director of the Company if so elected; (v) the class and number of shares of the Company that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, and (vi) any material interest of such stockholder proposing such business and the beneficial owner, if any, on whose behalf the proposal is made in such business.

In addition, if you want to submit a Rule 14a-8 proposal for inclusion in our proxy statement for a stockholder meeting, you may do so by following the procedures in Rule 14a-8 under Exchange Act. To be eligible for inclusion, Rule 14a-8 stockholder proposals must be delivered to the Secretary at the Company’s principal executive office no later than the close of business on the later of the 90th day prior to the stockholder meeting or the 15th day following the day on which public announcement of the date of such stockholder meeting is first made.

Householding of Meeting Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to Arch Therapeutics Inc., 235 Walnut Street, Suite 6, Framingham, MA 01702, Attention: Secretary, or by phone at 877-777-2857. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of the Company’s proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Other Matters

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Meeting. If any other business should come before the Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Board invites you to participate at the virtual Meeting. Whether or not you expect to participate in the virtual Meeting, please submit your vote by Internet, telephone or postal mail as promptly as possible so that your shares will be represented at the Meeting.

REGARDLESS OF WHETHER YOU PLAN TO PARTICIPATE IN THE VIRTUAL MEETING, PLEASE READ THIS PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR POSTAL MAIL AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING.

APPENDIX A

ARCH THERAPEUTICS, INC.

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

Arch Therapeutics, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada, (the “Corporation”), does hereby certify that:

FIRST:	This Certificate of Amendment amends the provisions of the Corporation’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”).

SECOND:

The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 78.380 of the Nevada Corporation Law of the State of Nevada and shall become effective immediately upon filing this Certificate of Amendment.

THIRD:	Article IV of the Amended and Restated Articles of Incorporation is hereby amended in its entirety and replaced with the following:

“The amount of total authorized capital stock of the corporation is [______] Million ([______],000,000) shares of common stock, par value $0.001 per share.

Upon the effectiveness of the Certificate of Amendment to the Articles of Incorporation (the “Effective Time”), each [______] shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”), will automatically and without any action on the part of the respective holders thereof be combined, reclassified and changed into one (1) share of Common Stock, par value $0.001 per share, of the Corporation (the “New Common Stock”). Notwithstanding the immediately preceding sentence, in lieu of any fractional interests in shares of New Common Stock to which any stockholder would otherwise be entitled pursuant hereto (taking into account all shares of capital stock owned by such stockholder), such stockholder shall be entitled to receive a cash payment equal to the fraction to which such holder would otherwise be entitled multiplied by the closing price of a share of New Common Stock on the OTC Bulletin Board immediately following the Effective Time. The combination and conversion of the Old Common Stock shall be referred to as the “Reverse Stock Split”.

The Corporation shall not be obligated to issue certificates evidencing the shares of New Common Stock outstanding as a result of the Reverse Stock Split unless and until the certificates evidencing the shares held by a holder prior to the Reverse Stock Split are either delivered to the Corporation or its transfer agent, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Each stock certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above), provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth above.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Articles of Incorporation of the Corporation to be signed by its officers thereunto duly authorized this [__] day of [___], 20[__].

A-1

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D90375-Z83406

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**ARCH THERAPEUTICS, INC.**

**The Board of Directors recommends you vote FOR the following proposals:**

| Nominees: | For | Withhold |
|---|---|---|
| 1a. Dr. Terrence W. Norchi | ☐ | ☐ |
| 1b. Punit Dhillon | ☐ | ☐ |
| 1c. Dr. Guy L. Fish | ☐ | ☐ |
| 1d. Laurence Hicks | ☐ | ☐ |

| **The Board of Directors recommends you vote EVERY THREE YEARS on the following proposal:** | Every One Year | Every Two Years | Every Three Years | Abstain |
|---|---|---|---|---|
| 5. Approve, on an advisory basis, how frequently stockholders believe we should conduct an advisory vote on the compensation of our Named Executive Officers (*"Say-on-Frequency"*); | ☐ | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D90376-Z83406

# ARCH THERAPEUTICS, INC.
## Virtual Annual Meeting of Stockholders
## September 29, 2022 10:00 AM ET
## This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Dr. Terrence Norchi and Michael Abrams, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ARCH THERAPEUTICS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, ET on September 29, 2022 virtually at www.virtualshareholdermeeting.com/ARTH2022, and any adjournment or postponement thereof.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

**Continued and to be signed on reverse side**